UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PRUSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): February 21, 2013

INTERPHASE CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Texas
(State or Other Jurisdiction of Incorporation)

1-35267	75-1549797
(Commission File Number)	(IRS Employer Identification No.)

2901 North Dallas Parkway, Suite 200, Plano, Texas	75093
(Address of Principal Executive Offices)	(Zip Code)

(214) 654-5000 (Registrant’s Telephone Number, Including Area Code) Not Applicable (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(C))

Item 3.01.  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 21, 2013, Interphase Corporation (the "Company") received a letter from the Listing Qualifications Department of the Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that it is no longer in compliance with the minimum stockholders' equity requirement for continued listing on the Nasdaq Global Market as set forth in Nasdaq Marketplace Rule 5450(b)(1)(A) (the "Rules").  The Rules require listed companies to maintain stockholders’ equity of at least $10 million.  Since the Company’s Form 8-K filed with the Securities and Exchange Commission on February 15, 2013 reported stockholders’ equity of $9,053,000 for the year ended December 31, 2012, and the Company does not meet the continued listing requirements under the alternative standards, the Company no longer complies with the Nasdaq’s continued listing requirements.

Nasdaq’s letter has no immediate effect on the listing of the Company’s common stock on the Nasdaq Global Market.  Rather, the Company has 45 calendar days from the date of the letter to submit to Nasdaq a plan to regain compliance.

If the Company submits a plan, Nasdaq will determine whether to accept the plan, considering such criteria as the likelihood that the plan will result in compliance with Nasdaq’s continued listing requirements, the Company’s past compliance history, the reasons for the Company’s current non-compliance, other corporate events that may occur within the review period, the Company’s overall financial condition and the Company’s public disclosures.  If the plan is accepted, Nasdaq may grant an extension of up to 180 calendar days from the date of the letter for the Company to evidence compliance.  If Nasdaq does not accept the plan, the Company will have the opportunity to appeal that decision to a Hearings Panel.  However, there is no guarantee that the Company will be able to regain compliance with the continued listing requirement of the Rules or that its plan will be accepted by Nasdaq.

Alternatively, the Company may consider applying to transfer its securities to The Nasdaq Capital Market (the “Capital Market”).  In order to transfer, the Company must meet the Capital Market’s continued listing requirements, except for the bid price, and submit an on-line transfer application no later than April 8, 2013.

The Company is currently evaluating its available options.  However, the Company believes that it is likely to be required to transfer its listing to the Capital Market.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Interphase Corporation

Date: February 26, 2013	By:	/s/ Thomas N. Tipton, Jr.
Title: Chief Financial Officer, Secretary Vice President of Finance and Treasurer